                                                                     Exhibit 4.5

     This Preferred Security Certificate is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security Certificate is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security Certificate (other than a transfer of this Preferred Security Certificate as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Preferred Security Certificate is presented by an authorized representative of the Depository to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number                               Number of Preferred Securities
-1-                                                                -20,000,000-
                              CUSIP NO. 620074203

                  Certificate Evidencing Preferred Securities
                                       of
                            MOTOROLA CAPITAL TRUST I

         _____% Trust Originated Preferred Securities/SM/ ("TOPrS"/SM/)
                (liquidation amount $25 per Preferred Security)

     MOTOROLA CAPITAL TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of Twenty Million (20,000,000) preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the ___% Trust Originated Preferred Securities/SM/ (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of February __, 1999, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined herein shall have the respective meanings given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

     Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

     IN WITNESS WHEREOF, the Trust has executed this Preferred Securities Certificate this ___th day of February, 1999.


                              MOTOROLA CAPITAL TRUST I


                              By:
                                  --------------------------------
                              Name:
                              Title:

     Distributions payable on each Preferred Security will be fixed at a rate per annum of ____% (the "Coupon Rate") of the stated liquidation amount of $25 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor.
The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 90-day quarter.

     Except as otherwise described below, distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on March 31, June 30, September 30 and
December 31 of each year, commencing on                 , 1999, which payment
dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 20 consecutive quarters or extending beyond the Maturity Date of the Debentures (each, an "Extension Period") and, as a consequence of any such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the Maturity Date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     The Preferred Securities shall be redeemable as provided in the Declaration.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

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        (Insert assignee's social security or tax identification number)



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                   (Insert address and zip code of assignee)

and irrevocably appoints_______________________________________________________
_______________________ agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:___________________


          Signature: _________________________________________________
(Sign exactly as your name appears on the other side of this Preferred Security
                                  Certificate)